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                                                                       EXHIBIT 5

                              ITT INDUSTRIES, INC.
                              4 West Red Oak Lane
                             White Plains, NY 10604

                                                                     May 7, 2002
ITT Industries, Inc.
4 West Red Oak Lane
White Plains, NY 10604

Dear Sirs:

     I am familiar with the 2002 ITT Industries Stock Option Plan for Non-Employee Directors (the "Plan") of ITT Industries, Inc., an Indiana corporation ("ITT Industries"), under which an additional 150,000 shares of ITT Industries common stock, par value $1 per share (the "Shares"), will be made available for issuance . I have acted as counsel to ITT Industries in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of the Shares and 150,000 Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") which are appurtenant to, and trade with, the Shares. I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinion expressed herein.

     Based upon the foregoing, I am of the opinion that when Shares previously authorized but unissued are issued pursuant to the provisions of the Plan and ITT Industries' policies relating thereto, and all conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally authorized, issued, fully paid and non-assessable. When the Rights are issued in accordance with the terms of the Plan and the Rights Agreement dated as of November 1, 1995 between ITT Industries and The Bank of New York, as Rights Agent, the Rights will be legally authorized, issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                                     ROBERT W. BEICKE

                                          --------------------------------------
                                                     Robert W. Beicke
                                            Vice President, Associate General
                                                         Counsel
                                                 and Assistant Secretary